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                                                                       Exhibit 5

610-640-7807

                                        February 5, 1997


Strategic Diagnostics Inc.
128 Sandy Drive
Newark, DE 19713

         Re: Non-Qualified Stock Option Agreements with each of Messrs.
               Timoney, Smith, Middleton, Finnigan and Earthman

Ladies and Gentlemen:

          You have requested our opinion, as counsel for Strategic
Diagnostics Inc., a Delaware corporation formerly known as EnSys
Environmental Products, Inc. (the "Company"), in connection with its Registration Statement on Form S-8 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), being filed by the Company with the Securities and Exchange Commission, respecting the offering of up to an aggregate of 100,000 shares of the Company's common stock, par value $.01 per share (the "Shares"), which may be issued by the Company upon exercise of options granted under the Company's Non-Qualified
Stock Option Agreements with each of Messrs. Timoney, Smith, Middleton, Finnigan and Earthman (the "Plans").

          We have examined such records and documents and made such examination of law as we have deemed relevant in connection with this opinion. Based upon such examination, it is our opinion that when there has been compliance with the Act and applicable state securities laws, the Shares, when issued, delivered and paid for upon exercise of the respective options granted under each Plan, and in the manner described in such Plans, will be validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Exhibits" in the Registration Statement. In doing so, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


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Strategic Diagnostics Inc.
Page 2
February 5, 1997


                                                Very truly yours,

                                                PEPPER, HAMILTON & SCHEETZ LLP


                                                By: /s/ Michael P. Gallagher
                                                    ------------------------
                                                    A Partner